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[LOGO]                         [BRIGGS & STRATTON CORPORATION LETTERHEAD]

                                    October 13, 1994



Dear Fellow Shareholder:

As you know, our Annual Meeting is now only a few days away. Since time is short and your vote is very important, we have arranged for you to vote via a toll-free telephone call. Simply follow the steps listed at the bottom of this letter.

Your vote is particularly important this year. A group calling itself the Wisconsin Coalition for Responsible Investment is waging a proxy fight in conjunction with the long-standing corporate campaign against our Company by the United Paperworkers International Union. We believe that campaign is designed to harass and threaten your management in order to further the Union's labor relations agenda. Your Board believes that the union's agenda is not in your economic best interest as a shareholder.

You should know that the Coalition owns no shares in your company and that all of its expenses in the proxy fight will be paid by the Paperworkers Union.

Your Board strongly urges you to reject the Union's efforts to misuse the principles of shareholder democracy to further its own narrow interests. VOTE FOR your Board's nominees and the proposal to increase the authorized common stock (Proposals a & b) and AGAINST the so-called "shareholder proposals" (Proposals c-1 through c-5).

Even if you have already voted the Coalition's gold proxy card or have voted in favor of the "shareholder proposals," it is not too late to change your mind. Simply follow the steps listed below to vote by toll-free telephone call.

If you have any questions or need assistance in voting, please call our proxy solicitor Georgeson & Company Inc. toll-free at 1-800-223-2064.

Thank you for your support.

                                    Sincerely,


                                    Frederick P. Stratton, Jr.
                                    Chairman and Chief Executive Officer







Mailing Address: Post Office Box 702    Milwaukee, Wisconsin 53201-0702 U.S.A.
Cable: Basco    Telex: 823043    General Offices: 12301 West Wirth Street,
Wauwatosa, Wisconsin 53222-2110    Telephone: 414/259-5333
Facsimile: 414/259-5338
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                         TOLL-FREE PROXYGRAM OPERATORS
                       ARE AVAILABLE TO ASSIST YOU NOW!!!

                                  INSTRUCTIONS

  1.     Call Toll-Free 1-800-437-7699 anytime, day or night.

  2. Tell the operator that you wish to send a collect proxygram to ID No. 4572, Briggs & Stratton Corporation.

  3.     State your name, address and telephone number.

  4.     State the bank or brokerage firm in whose name your shares are held.

  5. State the control number that appears below your bank or brokerage firm on this telegram.


  #A#
  Bank/Broker: #B#

                                                Control No. #C#
                                                No. of Shares:  #D#

  If you need assistance in voting, call our solicitor, Georgeson & Company Inc. at 1-800-223-2064.




                         BRIGGS & STRATTON CORPORATION

          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - OCTOBER 19, 1994

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned does hereby constitute and appoint FREDERICK P. STRATTON, JR., and ROBERT H. ELDRIDGE, and each of them, with several power of substitution, attorneys and proxies, for and in the name, place and stead of the undersigned, to vote all shares votable by the undersigned at the shareholders' annual meeting of Briggs & Stratton Corporation to be held at Wauwatosa, Wisconsin, October 19, 1994 at 1:30 p.m. Central Daylight Time and any adjournments thereof, subject to the directions indicated on the reverse side hereof, hereby revoking any proxy previously given.
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE
REVERSE SIDE HEREOF. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSALS (A) AND (B), AGAINST PROPOSALS (C): (1), (2), (3), (4) AND (5), AND IN THE DISCRETION OF THE PROXYHOLDERS ON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS AND PROPOSAL
(B).

(a) Election of Directors: Nominees - John L. Murray, John S. Shiely, Charles I. Story

      ( ) VOTE FOR all nominees                      ( ) VOTE WITHHELD from all
          listed above*                                  nominees listed above

      *To withhold authority to vote for any nominee, write the nominee's name on the space below.

(b) Proposal to approve amendment to Articles of Incorporation to increase authorized shares.

              (  ) FOR           (  ) AGAINST              (  ) ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS (C): (1), (2), (3),
(4) AND (5).

(c)   (1)     Proposal urging declassification of Board.

              (  ) FOR           (  ) AGAINST              (  ) ABSTAIN

      (2) Proposal to separate positions of Chairperson and CEO and require Chairperson to be outside director.

              (  ) FOR           (  ) AGAINST              (  ) ABSTAIN

      (3)     Proposal to eliminate change of control agreements.

              (  ) FOR           (  ) AGAINST              (  ) ABSTAIN

      (4)     Proposal to redeem shareholder rights issued under Rights
              Agreement.

              (  ) FOR           (  ) AGAINST              (  ) ABSTAIN

      (5)     Proposal to establish Committee of Shareholder Representatives.

              (  ) FOR           (  ) AGAINST              (  ) ABSTAIN

(d) In their discretion on other matters as may properly come before the meeting.

All as set forth in the Notice and Proxy Statement relating to the meeting, the receipt of which is hereby acknowledged.